Exhibit 2.1

ORDINARY SHARES NUMBER 1902 SHARES ELBIT MEDICAL IMAGING LTD. INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK, U.S.A. OR HAIFA, ISRAEL CUSIP M37605 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES that is the owner of FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NIS 1.0 EACH of Elbit Medical
Imaging Ltd. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association and amendments thereto of the Corporation, to all of which the holder by the acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be issued under the facsimile seal of the Corporation. Dated: BY: BY: CHAIRMANOF THE BOARD PRESIDENT CORPORATE SECRETARY AT THE REQUEST OF AND UPON PRESENTATION BY THE HOLDER, THIS CERTIFICATE WILL BE EXCHANGED FOR A HEBREW LANGUAGE SHARE CERTIFICATE. AMERICAN BANK NOTE COMPANY. COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, N.Y.) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATORY

ELBIT MEDICAL IMAGING LTD.

          The Corporation will furnish without charge to each shareholder who so requests a complete statement of the powers, designations, preferences and relative participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT –	______________	Custodian	______________
				(Cust)		(Minor)
TEN ENT	–	as tenants by the entireties		under Uniform Gifts to Minors

JT TEN	–	as joint tenants with right of survivorship and not		Act ___________________
		as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________________ hereby sell, assign and transfer unto		NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint___________________

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, _______________________